NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS SECOND QUARTER 2009 RESULTS

Reports diluted EPS of $.17/share compared with $.24/share in 2Q 2008

Reduces guidance for 2009 to be $1.75 - $1.85 per fully diluted share from $1.85 - $2.00 per fully diluted share

SIOUX FALLS, S.D. – July 29, 2009 – NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the quarter ended June 30, 2009.

Significant achievements for the quarter include:

•

Received approval from the MPSC to construct the proposed 150 MW Mill Creek Generating Station project with a 50% debt and 50% equity capital structure, return on equity at 10.25% and debt at 6.5%; and

•	Amended and restated the revolving credit facility to increase the amount to $250 million from the current $200 million and to extend the maturity date to June 30, 2012 from November 1, 2009.

Financial Results

Consolidated net income was $6.1 million or $.17 per diluted share for the quarter ended June 30, 2009, compared with consolidated net income of $9.5 million or $.24 per diluted share for the quarter ended June 30, 2008. Computed diluted shares were 36.3 million at June 30, 2009 compared with 39.4 million diluted shares at June 30, 2008.

Consolidated net income for the six months ended June 30, 2009 was $28.9 million, a decrease of $4.1 million or 12.4%, from $33.0 million in 2008.

“During the second quarter of 2009, we experienced economy-driven weakness in non-firm wholesale transmission revenues in Montana and wholesale power prices in South Dakota when compared with the second quarter of 2008,” said Bob Rowe, President and CEO. “We continue to maintain a strong balance sheet. We recently bolstered our liquidity by issuing debt to facilitate execution of our capital projects, specifically including the Mill Creek Generating Station currently under construction. Finally, we are continuing to work to take actions now to focus on discretionary spending to address the declining gross margins.”

Consolidated gross margin for the second quarter of 2009 was $128.9 million compared with $127.2 million for the second quarter of 2008. The improvement in consolidated gross margin was substantially due to the transfer of our interest in Colstrip Unit 4 to Montana utility rate base

NorthWestern Reports Second Quarter 2009 Financial Results

July 29, 2009

and represents our return on rate base. This improvement was offset by decreases in electric transmission, electric wholesale and natural gas margins primarily due to lower demand, as a result of economic conditions and mild weather.

Consolidated gross margin for the six months ended June 30, 2009 was $291.8 million compared with $284.0 million in the same period of 2008.

Consolidated operating, general and administrative expenses increased to $60.9 million for the quarter ended June 30, 2009 as compared with $53.9 million for the quarter ended June 30, 2008. The increase was due primarily to increased labor and benefit costs due to compensation increases, severance costs, and higher post-retirement benefit costs combining for an increase of approximately $3 million. In addition, the Company experienced approximately $2.9 million higher pension expense in the second quarter of 2009 compared with the second quarter of 2008 based on our funding projections and a revised MPSC pension accounting order issued during the fourth quarter of 2008. The Company also recorded a $3.5 million insurance recovery during the second quarter of 2009 related to previously incurred Montana generation related environmental remediation costs, partially offset by a $1.8 million insurance recovery during the second quarter of 2008.

Consolidated operating, general and administrative expenses were $126.3 million for the six months ended June 30, 2009 as compared with $113.9 million in same period of 2008.

Property and other taxes were $18.2 million for the three months ended June 30, 2009 as compared with $20.5 million in the second quarter of 2008. For the six months ended June 30, 2009, property and other taxes were $42.5 million compared with $44.2 million in the same period of 2008. The decreases were due to lower assessed property valuations.

Depreciation expense was $22.3 million for the three months ended June 30, 2009 as compared with $21.2 million in the second quarter of 2008. For the six months ended June 30, 2009, depreciation expense was $45.0 million compared with $42.3 million in the same period of 2008. These increases were primarily due to plant additions.

Interest expense for the three months ended June 30, 2009 was $18.0 million, an increase of $2.2 million from the second quarter of 2008. For the six months ended June 30, 2009, interest expense was $33.1 million compared with $31.8 million in the same period of 2008. These increases were primarily related to an increase in long-term debt outstanding.

Income tax expense for the three months ended June 30, 2009 was $3.6 million as compared with $6.0 million in the second quarter of 2008. Our effective tax rate for 2009 was 36.9% as compared with 38.7% for 2008. For the six months ended June 30, 2009, income tax expense was $16.7 million compared with $19.2 million in the same period of 2008.

Results from Regulated Operations

Regulated electric gross margin for the quarter ended June 30, 2009 was $101.8 million, up 10.9%, compared with $91.8 million for the same period of 2008. This improvement is primarily due to the transfer of Colstrip Unit 4 from the unregulated electric segment to the regulated utility, which will help provide rate stability for our customers. This transfer is reflected as an increase in retail revenue and a reduction to cost of sales. Prior to the transfer of Colstrip Unit 4, all of our Montana electric supply costs were based on power purchase agreements, which are passed through to customers at actual cost with no return component. In addition, the

NorthWestern Reports Second Quarter 2009 Financial Results

July 29, 2009

unregulated electric margin for the same period of 2008 included an unrealized loss on a forward electric sales contract of $5.2 million. This increase in electric margin was offset in part by lower transmission volumes with less demand to transmit energy for others across our lines, a decrease in wholesale margin due to lower sales at lower average prices, and higher qualifying facility (QF) supply costs based on actual QF pricing and output.

Regulated retail electric volumes for the quarter ended June 30, 2009 totaled 2,298,000 megawatt hours compared with 2,370,000 megawatt hours for the quarter ended June 30, 2008, a 3.0% decrease. The decrease was due to a combination of economic conditions and mild weather partially offset by growth in the number of residential and commercial customers. Wholesale electric volumes were 154,000 megawatt hours for the quarter ended June 30, 2009, an increase from 82,000 megawatt hours for the same period in 2008. The increase was primarily due to the transfer of Colstrip Unit 4 to the regulated utility, partially offset by a decrease in South Dakota wholesale volumes from lower plant availability.

Regulated electric gross margin for the six months ended June 30, 2009 was $215.1 million, up 16.1%, compared with $185.3 million for the same period of 2008 generally for the same reasons as the increase in the second quarter discussed above.

Regulated retail electric volumes for the six months ended June 30, 2009 totaled 4,961,000 megawatt hours compared with 5,005,000 megawatt hours for the six months ended June 30, 2008. Wholesale electric volumes were 397,000 megawatt hours for the six months ended June 30, 2009, an increase from 131,000 megawatt hours for the same period in 2008.

Regulated natural gas gross margin was $28.5 million for the quarter ended June 30, 2009 compared with $30.6 million during the second quarter of 2008. Regulated retail natural gas volumes were 5,417,000 dekatherms for the quarter ended June 30, 2009 compared with 6,055,000 dekatherms for the same period in 2008. The decline in gross margin and volumes is primarily due to warmer weather in all service territories.

Regulated natural gas gross margin was $78.4 million for the six months ended June 30, 2009 compared with $81.0 million during the same period of 2008.

Regulated retail natural gas volumes were 19,287,000 dekatherms for the six months ended June 30, 2009 compared with 20,227,000 dekatherms for the same period in 2008. The decline in gross margin and volumes is primarily due to warmer weather in Montana and Nebraska.

Liquidity and Capital Resources

As of June 30, 2009, cash and cash equivalents were $23.0 million compared with $11.3 million at Dec. 31, 2008. As of June 30, 2009, our total net liquidity was approximately $269.3 million, compared with $ 86.2 million at Dec. 31, 2008. The increase in liquidity was due primarily to issuance of $250 million of Montana First Mortgage Bonds in March 2009 and an amendment to the unsecured revolving line of credit that increased the availability under that line from $200 million to $250 million.

Cash provided by operating activities totaled $85.4 million for the six months ended June 30, 2009 as compared with $124.6 million during the six months ended June 30, 2008. This decrease in operating cash flows is primarily related to increased pension funding of approximately $41.3 million and a $10.8 million prepayment of a power purchase agreement,

NorthWestern Reports Second Quarter 2009 Financial Results

July 29, 2009

offset by lower commodity prices reflected in the change in accounts receivable and accounts payable, as well as decreased cash outflows for natural gas storage injections.

Cash used in investing activities during the six months ended June 30, 2009 increased by approximately $3.5 million as compared with 2008 due to increased property, plant and equipment additions. Capital expenditures for the six months ended June 30, 2009 were $46.9 million as compared with $43.1 million in the same period of 2008.

Cash used in financing activities totaled approximately $27.2 million during the six months ended June 30, 2009 as compared with $70.1 million during the six months ended June 30, 2008. During the first half of 2009, the Company received net proceeds from the issuance of debt of $249.8 million, made net debt repayments of $243.0 million, paid deferred financing costs of $9.9 million and paid dividends on common stock of $24.1 million. During the six months ended June 30, 2008, the Company made net debt repayments of $42.9 million and paid dividends on common stock of $25.7 million.

2009 Earnings Outlook

NorthWestern reduces its earnings outlook for 2009 to be $1.75 - $1.85/fully diluted share from previous guidance of $1.85 - $2.00/fully diluted share.

The major assumptions include, but are not limited to, the following expectations:

•	Reduced off-system transmission revenues in Montana for the remainder of 2009
•	2009 net income will increase by approximately $9 million or $.25 per share as a result of the inclusion of our interest in Colstrip Unit 4 in regulated electric rate base;
•	Pension expense based on an assumed 8% return on plan assets for 2009;
•	Retail electric volumes will be flat compared with 2008 volumes;
•	Wholesale electric volumes in South Dakota will decrease due to pricing and volume reductions;
•	Residential and Commercial natural gas volumes will be relatively flat compared with 2008 volumes;
•	Fully diluted average shares outstanding of 36.5 million; and
•	Normal weather in the Company’s electric and natural gas service territories for the rest of 2009.

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call today at 2:30 pm Eastern Time to review its financial results for the quarter ended June 30, 2009.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at 4:30 pm Eastern Time today through August 29, 2009, at 800-475-6701, access code 107524.

About NorthWestern Energy

NorthWestern Reports Second Quarter 2009 Financial Results

July 29, 2009

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 656,000 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2009 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•

potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse effect on our liquidity, results of operations and financial condition;

•

unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•

unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase operating costs or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

NorthWestern Reports Second Quarter 2009 Financial Results

July 29, 2009

NORTHWESTERN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues
Electric	$173,463	$178,967	$381,450	$375,586
Gas	61,330	80,531	220,133	252,174
Other	920	17,008	5,033	34,721
Total Revenues	235,713	276,506	606,616	662,481
Operating Expenses
Cost of sales	106,840	149,354	314,850	378,438
Operating, general and administrative	60,898	53,866	126,317	113,937
Property and other taxes	18,246	20,540	42,535	44,180
Depreciation	22,260	21,225	44,982	42,316
Total Operating Expenses	208,244	244,985	528,684	578,871
Operating Income	27,469	31,521	77,932	83,610
Interest Expense	(18,002)	(15,848)	(33,136)	(31,849)
Other Income (Expense)	198	(161)	789	422
Income Before Income Taxes	9,665	15,512	45,585	52,183
Income Tax Expense	(3,567)	(6,009)	(16,674)	(19,229)
Net Income	$6,098	$9,503	$28,911	$32,954
Average Common Shares Outstanding	35,940	38,973	35,937	38,973
Basic Earnings per Average Common Share	$0.17	$0.24	$0.80	$0.85
Diluted Earnings per Average Common Share	$0.17	$0.24	$0.80	$0.84
Dividends Declared per Average Common Share	$0.335	$0.33	$0.67	$0.66

NorthWestern Reports Second Quarter 2009 Financial Results

July 29, 2009

NORTHWESTERN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(unaudited)

(in thousands)

	June 30,	December 31,
	2009	2008
ASSETS
Current Assets	$260,374	$313,417
Property, Plant, and Equipment, Net	1,852,378	1,839,699
Goodwill	355,128	355,128
Regulatory Assets	223,380	233,102
Other Noncurrent Assets	28,710	20,691
Total Assets	$2,719,970	$2,762,037
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-term Debt and Capital Leases	$7,310	$229,238
Current Liabilities	313,313	359,339
Long-term Capital Leases	36,202	36,798
Long-term Debt	862,997	634,011
Noncurrent Regulatory Liabilities	234,612	222,969
Deferred Income Taxes	143,233	114,707
Other Noncurrent Liabilities	353,342	401,442
Total Liabilities	1,951,009	1,998,504
Total Shareholders’ Equity	768,961	763,533
Total Liabilities and Shareholders’ Equity	$2,719,970	$2,762,037

NorthWestern Reports Second Quarter 2009 Financial Results

July 29, 2009

NORTHWESTERN CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2009	2008
Operating Activities
Net income	$28,911	$32,954
Non-cash items	64,628	73,001
Changes in operating assets and liabilities	(8,008)	18,699
Cash Provided by Operating Activities	85,531	124,654

Cash Used in Investing Activities	(46,660)	(43,058)

Cash Used In Financing Activities	(27,200)	(70,127)

Net Increase in Cash and Cash Equivalents	$11,671	$11,469
Cash and Cash Equivalents, beginning of period	$11,292	$12,773
Cash and Cash Equivalents, end of period	$22,963	$24,242

NorthWestern Reports Second Quarter 2009 Financial Results

July 29, 2009

NORTHWESTERN CORPORATION

REGULATED ELECTRIC SEGMENT

Three Months Ended June 30, 2009

(Unaudited)

	Results
	2009	2008	Change	% Change
	(in millions)
Retail revenue	151.1	166.0	(14.9)	(9.0)%
Transmission	10.3	12.8	(2.5)	(19.5)
Wholesale	10.6	3.8	6.8	178.9
Other	1.5	(3.6)	5.1	141.7
Total Revenues	173.5	179.0	(5.5)	(3.1)
Total Cost of Sales	71.7	87.2	(15.5)	(17.8)%
Gross Margin	$101.8	$91.8	$10.0	10.9%

	Revenues		Volumes MWH		Avg. Customer Counts
	2009	2008	2009	2008	2009	2008
	(in thousands)
Retail Electric
Montana	$47,366	$53,269	488	498	268,627	265,820
South Dakota	9,496	9,802	108	105	48,181	47,882
Residential	56,862	63,071	596	603	316,808	313,702
Montana	64,402	69,587	749	756	60,316	59,449
South Dakota	14,748	15,375	202	200	11,701	11,522
Commercial	79,150	84,962	951	956	72,017	70,971
Industrial	8,267	11,622	702	773	72	71
Other	6,840	6,351	49	38	5,843	5,559
Total Retail Electric	$151,119	$166,006	2,298	2,370	394,740	390,303
Wholesale Electric
Montana	$9,068	$—	96	—	N/A	N/A
South Dakota	1,485	3,780	58	82	N/A	N/A
Total Wholesale Electric	$10,553	$3,780	154	82	N/A	N/A

	2009 as compared with:
Cooling Degree-Days	2008	Historic Average
Montana	9% colder	27% colder
South Dakota	132% warmer	38% colder

NorthWestern Reports Second Quarter 2009 Financial Results

July 29, 2009

REGULATED ELECTRIC SEGMENT

Six Months Ended June 30, 2009

(Unaudited)

	Results
	2009	2008	Change	% Change
	(in millions)
Retail revenue	$331.6	$347.3	$(15.7)	(4.5)%
Transmission	22.3	23.9	(1.6)	(6.7)
Wholesale	21.7	5.8	15.9	274.1
Other	5.9	(1.4)	7.3	521.4
Total Revenues	381.5	375.6	5.9	1.6
Total Cost of Sales	166.4	190.3	(23.9)	(12.6)
Gross Margin	$215.1	$185.3	$29.8	16.1%

	Revenues		Volumes MWH		Avg. Customer Counts
	2009	2008	2009	2008	2009	2008
	(in thousands)
Retail Electric
Montana	$113,460	$120,563	1,166	1,167	268,815	265,962
South Dakota	23,042	22,433	280	264	48,188	47,895
Residential	136,502	142,996	1,446	1,431	317,003	313,857
Montana	133,294	139,439	1,545	1,555	60,260	59,299
South Dakota	31,421	31,059	430	422	11,588	11,427
Commercial	164,715	170,498	1,975	1,977	71,848	70,726
Industrial	19,213	23,112	1,467	1,534	72	71
Other	11,151	10,718	73	63	5,242	5,106
Total Retail Electric	$331,581	$347,324	4,961	5,005	394,165	389,760
Wholesale Electric
Montana	$18,890	$—	299	—	N/A	N/A
South Dakota	2,793	5,846	98	131	N/A	N/A
Wholesale Electric	$21,683	$5,846	397	131	N/A	N/A

	2009 as compared with:
Cooling Degree-Days	2008	Historic Average
Montana	9% colder	27% colder
South Dakota	132% warmer	38% colder

NorthWestern Reports Second Quarter 2009 Financial Results

July 29, 2009

NORTHWESTERN CORPORATION

REGULATED NATURAL GAS SEGMENT

Three Months Ended June 30, 2009

(Unaudited)

	Results
	2009	2008	Change	% Change
	(in millions)
Retail revenue	$50.4	$78.5	$(28.1)	(35.8)%
Wholesale and other	10.9	2.0	8.9	445.0
Total Revenues	61.3	80.5	(19.2)	(23.9)
Total Cost of Sales	32.8	49.9	(17.1)	(34.3)
Gross Margin	$28.5	$30.6	$(2.1)	(6.9)%

	Revenues		Volumes (Dkt)		Customer Counts
	2009	2008	2009	2008	2009	2008
	(in thousands)
Retail Gas
Montana	$21,150	$33,953	2,133	2,523	157,045	155,546
South Dakota	5,744	8,100	550	589	36,571	36,498
Nebraska	5,016	6,979	502	526	36,259	36,344
Residential	31,910	49,032	3,185	3,638	229,875	228,388
Montana	10,143	16,671	1,049	1,234	22,009	21,770
South Dakota	4,331	6,243	574	542	5,796	5,760
Nebraska	3,649	5,946	565	596	4,496	4,519
Commercial	18,123	28,860	2,188	2,372	32,301	32,049
Industrial	212	249	22	16	295	305
Other	193	338	22	29	142	139
Total Retail Gas	$50,438	$78,479	5,417	6,055	262,613	260,881

2009 as compared with:
Heating Degree-Days	2008	Historic Average
Montana	15% warmer	5% warmer
South Dakota	2% warmer	7% colder
Nebraska	5% warmer	2% colder

NorthWestern Reports Second Quarter 2009 Financial Results

July 29, 2009

REGULATED NATURAL GAS SEGMENT

Six Months Ended June 30, 2009

(Unaudited)

	Results
	2009	2008	Change	% Change
	(in millions)
Retail revenue	$194.9	$230.4	$(35.5)	(15.4)%
Wholesale and other	25.2	21.8	3.4	15.6
Total Revenues	220.1	252.2	(32.1)	(12.7)
Total Cost of Sales	141.7	171.2	(29.5)	(17.2)
Gross Margin	$78.4	$81.0	$(2.6)	(3.2)%

	Revenues		Volumes (Dkt)		Customer Counts
	2009	2008	2009	2008	2009	2008
	(in thousands)
Retail Gas
Montana	$76,674	$94,697	7,516	8,091	157,220	155,652
South Dakota	24,433	26,788	2,127	2,196	36,838	36,706
Nebraska	20,459	22,146	1,817	1,931	36,536	36,616
Residential	121,566	143,631	11,460	12,218	230,594	228,974
Montana	38,413	46,936	3,785	3,991	22,027	21,728
South Dakota	18,627	20,177	2,070	1,920	5,841	5,799
Nebraska	14,592	17,257	1,796	1,880	4,539	4,556
Commercial	71,632	84,370	7,651	7,791	32,407	32,083
Industrial	1,015	1,537	102	136	297	306
Other	669	843	74	82	142	139
Total Retail Gas	$194,882	$230,381	19,287	20,227	263,440	261,502

2009 as compared with:
Heating Degree-Days	2008	Historic Average
Montana	6% warmer	3% warmer
South Dakota	Remained flat	5% colder
Nebraska	7% warmer	2% warmer

NorthWestern Reports Second Quarter 2009 Financial Results

July 29, 2009

NORTHWESTERN CORPORATION

SEGMENT INFORMATION

Three Months Ended June 30, 2009

(Unaudited)

(in thousands)

Three Months Ended	Regulated
June 30, 2009	Electric	Gas	Other	Eliminations	Total
Operating revenues	$173,463	$61,330	$1,306	$(386)	$235,713
Cost of sales	71,623	32,842	2,375	—	106,840
Gross margin	101,840	28,488	(1,069)	(386)	128,873
Operating, general and administrative	44,763	19,290	(2,769)	(386)	60,898
Property and other taxes	13,065	5,150	31	—	18,246
Depreciation	17,951	4,301	8	—	22,260
Operating income (loss)	26,061	(253)	1,661	—	27,469
Interest expense	(13,757)	(3,317)	(928)	—	(18,002)
Other income (expense)	182	(12)	28	—	198
Income tax (expense) benefit	(4,789)	1,353	(131)	—	(3,567)
Net income (loss)	$7,697	$(2,229)	$630	$—	6,098

Three months ended,	Regulated		Unregulated
June 30, 2008	Electric	Gas	Electric	Other	Eliminations	Total
Operating revenues	$178,967	$80,531	$16,569	$8,653	$(8,214)	$276,506
Cost of sales	87,196	49,885	11,624	8,395	(7,746)	149,354
Gross margin	91,771	30,646	4,945	258	(468)	127,152
Operating, general and administrative	34,503	15,735	3,219	877	(468)	53,866
Property and other taxes	14,338	5,484	715	3	—	20,540
Depreciation	15,392	4,001	1,823	9	—	21,225
Operating income (loss)	27,538	5,426	(812)	(631)	—	31,521
Interest expense	(9,201)	(3,286)	(2,993)	(368)	—	(15,848)
Other income (expense)	376	281	119	(937)	—	(161)
Income tax (expense) benefit	(6,646)	(873)	1,561	(51)	—	(6,009)
Net income (loss)	$12,067	$1,548	$(2,125)	$(1,987)	$—	$9,503

NorthWestern Reports Second Quarter 2009 Financial Results

July 29, 2009

NORTHWESTERN CORPORATION

SEGMENT RESULTS

Six Months Ended June 30, 2009

(Unaudited)

Six Months Ended	Regulated
June 30, 2009	Electric	Gas	Other	Eliminations	Total
Operating revenues	$381,450	$220,133	$5,957	$(924)	$606,616
Cost of sales	166,372	141,779	6,699	—	314,850
Gross margin	215,078	78,354	(742)	(924)	291,766
Operating, general and administrative	87,741	41,105	(1,605)	(924)	126,317
Property and other taxes	31,082	11,378	75	—	42,535
Depreciation	36,342	8,623	17	—	44,982
Operating income	59,913	17,248	771	—	77,932
Interest expense	(24,907)	(6,385)	(1,844)	—	(33,136)
Other income	473	255	61	—	789
Income tax (expense) benefit	(12,855)	(4,123)	304	—	(16,674)
Net income (loss)	$22,624	$6,995	$(708)	$—	28,911

Six months ended,	Regulated		Unregulated
June 30, 2008	Electric	Gas	Electric	Other	Eliminations	Total
Operating revenues	$375,586	$252,174	$36,973	$16,575	$(18,827)	$662,481
Cost of sales	190,251	171,193	18,656	16,159	(17,821)	378,438
Gross margin	185,335	80,981	18,317	416	(1,006)	284,043
Operating, general and administrative	69,873	33,659	6,896	4,515	(1,006)	113,937
Property and other taxes	30,767	11,812	1,594	7	—	44,180
Depreciation	30,787	7,884	3,628	17	—	42,316
Operating income (loss)	53,908	27,626	6,199	(4,123)	—	83,610
Interest expense	(18,459)	(6,485)	(6,169)	(736)	—	(31,849)
Other income (expense)	585	559	132	(854)	—	422
Income tax (expense) benefit	(12,333)	(8,163)	(154)	1,421	—	(19,229)
Net income (loss)	$23,701	$13,537	$8	$(4,292)	$—	$32,954